Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-133898 and No. 333-112932 on Form S-8, and Registration Statement No. 333-150244 on Form S-3 of our report dated February 24, 2017, relating to the consolidated financial statements of Maui Land & Pineapple Company, Inc. and subsidiaries (which report expresses an unqualified opinion), appearing in this Annual Report on Form 10-K of Maui Land & Pineapple Company, Inc. for the years ended December 31, 2016 and 2015.

/s/ ACCUITY LLP

Honolulu, Hawaii

February 24, 2017